UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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WINDTREE THERAPEUTICS, INC.

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

GENERAL INFORMATION

This Notice and the accompanying Information Statement (“Information Statement”) are being furnished by Windtree Therapeutics, Inc., a Delaware corporation (referred to in this Notice and Information Statement as “we,” “our,” and the “Company”) to stockholders of our common stock, par value $0.001 per share (the “Common Stock”) to inform you that the holders of a majority (“Majority Holders”) of our issued and outstanding shares of Common Stock, by written consent in lieu of a meeting effective on December 24, 2018 (the “Written Consent”), ratified and approved the action of the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the “Board”), taken on December 24, 2018, to amend our 2011 Long-Term Incentive Plan (“2011 Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 4,219,057 shares, from 1,886,429 shares to 6,105,486 shares (as amended, the “Amended 2011 Plan”).

Please note that the written consent of the Majority Holders satisfies the stockholder vote requirement for these actions under the Delaware General Corporation Law (the “DGCL”) and our By-laws and no additional votes will be needed. Accordingly, your consent is not required in connection with the approval of these corporate actions. You do not need to do anything in response to this Notice and Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors /s/ Mary B. Templeton, Esq. Mary B. Templeton, Esq. General Counsel and Corporate Secretary

Warrington, Pennsylvania

December 31, 2018

WINDTREE THERAPEUTICS, INC.

INFORMATION STATEMENT

December 31, 2018

This Information Statement is being mailed or furnished by the Board of Directors of Windtree Therapeutics, Inc., a Delaware corporation (referred to as “we,” “our,” “us,” and the “Company”), with principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, to our stockholders of record on December 21, 2018 (the “Record Date”) solely for the purpose of informing you of actions taken by the holders of a majority (“Majority Holders”) of our issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) by written consent in lieu of a meeting of stockholders effective on December 24, 2018 (the “Written Consent”) and by the Compensation Committee (the "Compensation Committee")our Board of Directors (the “Board”) pursuant to resolutions adopted on December 24, 2018, in accordance with the Delaware General Corporation Law (“DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

The actions of the Majority Holders to ratify and approve the action of the Compensation Committee taken on December 24, 2018, to amend our 2011 Long-Term Incentive Plan (“2011 Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 4,219,057 shares, from 1,886,429 shares to 6,105,486 shares (as amended, the “Amended 2011 Plan”) will become effective at least 20 days after the mailing of this Information Statement.

This Notice and Information Statement is expected to be mailed to stockholders on or about December 31, 2018.

Voting and Vote Required

As of December 24, 2018, which is the date of the Written Consent of the Majority Holders, there were issued and outstanding 32,069,153 shares of Common Stock entitled to vote on the matters presented in this Information Statement. Under our By-laws and the DGCL, the approval of the Amended 2011 Plan, via a written consent in lieu of a meeting of stockholders, requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote on the amendments. Each share of our Common Stock is entitled to one vote on each matter to be approved. As of December 21, 2018, the Majority Holders were the owners of 21,659,105 shares of our Common Stock, representing approximately 67.5% of the shares of our Common Stock entitled to vote on such date, and executed the Written Consent in lieu of a meeting in accordance with the DGCL. The Written Consent is sufficient under the DGCL and our By-laws to approve and adopt the actions described in this Information Statement. Consequently, no further stockholder action is required. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions taken by the Written Consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is first sent or given to our stockholders.

Notice Pursuant to our By-laws and the DGCL

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 2.07 of our By-laws and Section 228(e) of the DGCL.

Interest of certain persons in the MATTERS

DESCRIBED IN THIS INFORMATION STATEMENT

None of our directors, executive officers or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in the matter described in this Information Statement.

COMMON STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock (i) unless otherwise noted, as of November 30, 2018, by each current director and each executive officer set forth in the table below (each a “Named Executive Officer”) as of that date, (ii) as of November 30, 2018, by all directors and executive officers as a group, and (iii) as of the date noted in each related footnote, by the entities known by us to be the beneficial owners of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner (1)	Common Stock	Common Stock Equivalents (2)	Total Beneficial Ownership	Percentage of Class Beneficially Owned (1)
Non-Executive Directors
John R. Leone	1,212	1,846	3,058	*
Joseph M. Mahady	1,160	1,868	3,028	*
Bruce A. Peacock	1,160	1,985	3,145	*

Named Executive Officers
Craig Fraser	99,976	10,179	110,155	2.86%
Steven G. Simonson, M.D.	48,114	4,561	52,675	1.37%
John A. Tattory	44,923	4,107	49,030	1.28%

Executive Officers and Directors as a group (7 persons)	197,809	27,325	225,134	5.82%

5% Security Holders
Name and Address

Lee's Pharmaceutical Holdings Ltd. (3)	2,920,171	202,317	3,122,488	76.06%
Unit 110-111, Bio-Informatics Centre
No. 2 Science Park Avenue, Hong Kong Science Park
Shatin, Hong Kong

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") and includes voting and investment power with respect to shares of Common Stock. Shares of Common Stock, and shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after November 30, 2018 held by each person or group named above are deemed outstanding for computing the percentage ownership of the person or group holding any options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group. As of November 30, 2018, there were 3,839,338 shares of Common Stock issued and outstanding. The address of each individual person is c/o Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

(2)

Except where noted, Common Stock Equivalents include shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after November 30, 2018 held by each person or group named above.

(3)

This information is based on Schedule 13D/A (Amendment No. 1) and a Form 4 filed with the SEC by Lee’s Pharmaceutical Holdings Ltd. (“Lee’s”) on April 6, 2018, a Form 3 filed with the SEC by LPH II Investments Limited (“LPH II”), a wholly-owned subsidiary of Lee’s, on April 13, 2018, and a Schedule 13D filed with the SEC by LPH II on April 16, 2018, including with respect to the following: (i) 2,311,604 shares of Common Stock held by LPH Investments Limited ("LPH"), which initially was a wholly-owned subsidiary of Lee’s.  Following a transaction in which a passive investor acquired from Lee’s a 26% interest in LPH, Lee’s held a 74% interest in LPH and LPH holds shared voting power with respect to 2,311,604 shares of Common Stock, all of which may be attributed to Lee’s; (ii) 541,667 shares of Common Stock and Series C warrants to purchase 135,417 shares of Common Stock acquired by LPH II in a unit offering effective March 30, 2018.  The exercise of the Series C warrants is initially restricted (which restriction may be adjusted or eliminated on 61 days’ notice to us) to the extent that, upon exercise, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed 9.99% of the total number of shares then outstanding (the "Ownership Cap").  Accordingly, LPH II is currently unable to exercise the Series C warrants as the Ownership Cap would be exceeded; and (iii) 66,900 shares of Common Stock held directly by Lee’s and Series A-1 warrants to purchase 66,900 shares of our Common Stock.  The Series A-1 warrants are subject to a non-waivable Ownership Cap of not more than 9.99%.  Accordingly, Lee’s is currently unable to exercise the warrants as the Ownership Cap would be exceeded.

THE 2011 PLAN AMENDMENT

The Compensation Committee adopted resolutions to amend the 2011 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 4,219,057 shares from 1,886,429 shares to 6,105,486 shares effective on December 24, 2018. The Majority Holders ratified and approved the Compensation Committee's resolution in its Written Consent effective on December 24, 2018. Capitalized terms used in this discussion are defined in the Amended 2011 Plan. A description of the Amended 2011 Plan follows this Proposal, and the form of the Amended 2011 Plan is attached to this Information Statement as Appendix I.

2011 Plan

Our Board has long believed that equity incentives are a powerful, necessary and desirable component of our compensation strategy. The 2011 Plan was established to align the interests of our management and employees with those of our stockholders, encourage selected key employees, directors and consultants to acquire a proprietary interest in our future growth and performance, and provide increased incentives to contribute to our future success and prosperity. The 2011 Plan also was intended to support and enhance our ability to attract and retain exceptionally qualified executive, scientific and professional personnel upon whom, in large measure, our progress, growth and profitability depend.

The 2011 Plan was approved by our stockholders in October 2011 with 3.7 million shares available for issuance. Since then, we periodically have sought approval to increase the number of shares available for issuance under the 2011 Plan. Our stockholders approved amendments to increase the number of shares available for issuance under the 2011 Plan in 2012, 2013, and 2014. An amended and restated 2011 Plan was approved in 2016 to extend the application of Section 162 of the Internal Revenue Code (the “Code”) for an additional five years, and following implementation of a reverse split in 2016, the number of shares available for issuance was increased to 1,978,572 shares (post-split). In 2017, the stockholders approved increases in the shares available for issuance under the 2011 Plan to 1,886,429 shares (following implementation of a reverse split in 2017). On December 21, 2018, we announced the closing of a merger of a newly-formed Company subsidiary with and into CVie Investments Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“CVie”), in an all-stock transaction, and a simultaneous closing of a $39.0 million private placement transaction of our Common Stock (collectively, the “Transactions”). In connection with the Transactions, and as a condition to closing, our Board approved the current increase in shares available for issuance under the Plan, which increase represents 10% of our fully-diluted shares outstanding.

Section 4(a)(i) of the Amended 2011 Plan reads in its entirety as follows:

“(i) Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) 6,105,486 shares, plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan, plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.”

Majority Stockholder Written Consent

The increase in shares available for issuance under the Amended 2011 Plan was effective when adopted by the Board on December 24, 2018. To secure favorable tax treatment pursuant to Section 162(m) and on Form 3921 (with respect to qualifying dispositions of incentive stock options) with respect to the additional shares authorized under the Amended 2011 Plan, stockholder approval must be obtained within 12 months of adoption by the Board. Thus, the Majority Holders adopted a resolution in the Written Consent ratifying and approving the action of our Board.

Compensation Policy – Background

To assure that our compensation strategy is both competitive and within industry custom and practice, the Compensation Committee of the Board has periodically obtained advice from an independent compensation consultant to confirm that our grant practices align with the practices in our industry, and the Committee also compiles and reviews information about the compensation practices of comparable life sciences companies that are similarly situated and that compete with us for talent. Equity incentives generally are a necessary component of any employment offer and annual compensation package for key management and professional and scientific employees. The Committee also generally has granted annual awards of options to purchase shares of Common Stock and restricted stock units to our Board, and options to our management team and key employees. The Committee also has authorized special grants to new directors and new-hire equity incentives.

New Plan Benefits

In connection with the closing of the Transactions, the Compensation Committee determined to re-equitize the management team and on December 24, 2018, approved grants under the Amended 2011 Plan to members of the management team in the aggregate amount equal to the share increase described in this Information Statement.

Our Common Stock is quoted on the OTCQB® under the symbol WINT.

SUMMARY COMPENSATION TABLE

Named Executive Officers

The following table summarizes, for the years 2017 and 2016, the compensation of (1) each individual who served as our principal executive officer at any time during 2017 and (2) the two most highly-compensated executive officers (other than the principal executive officer) who were serving as executive officers on December 31, 2017 ranked by their total compensation for the fiscal year ended December 31, 2017, to whom we collectively refer herein as our “Named Executive Officers.”

To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Stock Award,” “Non-Equity Incentive Plan Compensation” and “Nonqualified Deferred Compensation Earnings.”

		Salary	Bonus	Stock Awards	Option Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Craig Fraser
President and Chief Executive Officer	2017	$425,375	$-	$121,396	$90,720	$3,164	$640,655
	2016	381,017	-	-	376,564	6,237	763,818

Steven G. Simonson, M.D.
Senior Vice President and	2017	337,563	-	57,778	49,896	3,375	448,612
Chief Medical Officer	2016	329,167	-	-	87,567	12,000	428,734

John A. Tattory
Senior Vice President,	2017	313,646	-	54,251	49,896	3,150	420,943
Chief Financial Officer and Treasurer	2016	288,150	-	-	67,559	8,100	363,809

(1)

To facilitate the closing of the Securities Purchase Agreement dated as of October 27, 2017 (the “SPA”) between ourselves and an affiliate of Lee’s, effective on the closing date, each of the Named Executive Officers agreed to amend their respective Employment Agreements with us (the “Amendments”) and waive the guaranteed annual bonuses (as defined in each executive's employment agreement) that otherwise would have been payable to such executive during the 24-month period following the date of the change of control to LPH. Absent such waiver, each of Messrs. Fraser and Tattory and Dr. Simonson would have been entitled to an annual bonus amount in 2017 equal to $213,725, $95,512 and $101,722.50, respectively. See, “– Executive Employment Agreements.” No bonuses were paid to the Named Executive Officers in 2016.

(2)

Represents the ratable amount expensed for the year under Accounting Standards Codification (ASC) Topic 718 "Stock Compensation" (“ASC Topic 718”) for grants of restricted stock units made pursuant to the SPA in November 2017 (“2017 Restricted Stock Units”) to Messrs. Fraser and Tattory and Dr. Simonson, and is not an amount paid to, or realized by, the Named Executive Officer. The assumptions that we utilized are described in Note 10, Stock Options and Stock-based Employee Compensation, to our consolidated financial statements for the year ended December 31, 2017. The 2017 Restricted Stock Units initially vested in two equal tranches on March 15, 2018 and March 15, 2019. Each Named Executive Officer thereafter agreed on three occasions to amend such executive’s 2017 Restricted Stock Unit agreement (“RSU Amendment”) to (i) change the initial vesting date from March 15, 2018 ultimately to December 28, 2018 and, (ii) effective March 15, 2018, cause the initial tranche of the 2017 Restricted Stock Units to become non-forfeitable in the event of termination of employment of the executive other than for cause (as defined in such executive’s employment agreement). Except as provided in the RSU Amendments, prior to vesting, the 2017 Restricted Stock Units are non-transferable and subject to cancellation upon termination of a grantee’s employment. The ASC Topic 718 value as of the grant date for the 2007 Restricted Stock is spread over the number of months of service required for the grant to become non-forfeitable.

(3)

Represents the grant date fair value of the stock options computed in accordance with ASC Topic 718. The assumptions that we utilized are described in Note 10, Stock Options and Stock-based Employee Compensation, to our consolidated financial statements for the year ended December 31, 2017. The amounts reported in this column have not been paid to, nor realized by, the Named Executive Officer. The Compensation Committee approved grants to Mr. Fraser, Dr. Simonson and Mr. Tattory on March 1, 2017 for 5,000, 2,750 and 2,750 shares, respectively, each with an exercise price of $24.60. In connection with his hiring on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 10,243 shares of our Common Stock, representing at the time 2.5% of our outstanding shares, at an exercise price of $46.60 per share, which was the closing price on February 2, 2016 and the price next determined after approval of the grant. The Compensation Committee approved grants to Dr. Simonson and Mr. Tattory on February 2, 2016 for 1,786 and 1,161 shares, respectively, each with an exercise price of $46.60. The Compensation Committee approved grants to Mr. Fraser, Dr. Simonson and Mr. Tattory on July 28, 2016 for 2,000, 1,250 and 1,250 shares, respectively, each with an exercise price of $35.40. All options vest in three equal annual installments beginning with the first-year anniversary of the date of grant. All options have a term of 10 years.

(4)

The reported amount reflects any Company match under our 401(k) Plan. During 2017 and 2016, as applicable, the aggregate perquisites and other personal benefits afforded to each Named Executive Officer was less than $10,000, calculated as the incremental cost of providing such benefits to each Named Executive Officer, in accordance with SEC disclosure rules. This amount does not include the cost of medical and health benefits, as such benefits are available to all of our employees. We suspended our company match following the second quarter of 2017 while we assessed the impact of the transfer of our Common Stock to the OTCQB® market. See also, "– Retirement Benefits," and "– Executive Employment Agreements."

Executive Employment Agreements

This narrative description of the Named Executive Officers executive employment agreements is provided to help with an understanding of the information disclosed in the Summary Compensation Table.

On March 26, 2013, the Compensation Committee approved a form of executive employment agreement (the “Executive Agreements”) for senior executive officers, including Mr. Tattory and Dr. Simonson. The following describes the key terms of the Executive Agreements Messrs. Fraser and Tattory and Dr. Simonson as presently in effect.

●

The effective date of the Executive Agreements was February 1, 2016 for Mr. Fraser, April 1, 2014 for Mr. Tattory and December 19, 2014 for Dr. Simonson.  Mr. Fraser’s agreement was based on the then-current form of Executive Agreement, with certain changes and updates that thereafter have been incorporated into the other Executive Agreements by amendment effective March 13, 2018, including: the agreements remain in effect until terminated (the agreements for other than Mr. Fraser previously had a stated term that automatically renewed unless either party provided advance notice of non-renewal); termination for Good Reason (as defined in the Executive Agreements and discussed below) must be asserted by the executive within 30 days after the executive has actual knowledge of the act or omission constituting Good Reason and provides us a 30-day cure period (the agreements previously required notice within a year after the event); the agreements are governed by Pennsylvania law, with arbitration to be held in the Philadelphia, Pennsylvania (the agreements previously were governed by New York law with arbitration in New York City); and the agreements provide for certain adjustments to payments to assure compliance with IRC Section 409a. In addition, the period of non-solicitation post-employment was reduced to 12 months (the agreements previously provided for 18 months). In addition, Mr. Fraser’s agreement was amended in March 2018 to correct an apparent scrivener’s error and conform the period of extended benefits in the event of a change of control with the other agreements (18 months).

●

All Executive Agreements include a 12-month post-employment noncompetition agreement and non-solicitation agreement and provide for confidentiality and the assignment to us of all intellectual property. Effective March 1, 2017, the base salaries of Messrs. Fraser and Tattory and Dr. Simonson were increased to $427,450, $318,375 and $339,075, respectively. Effective April 1, 2018 the base salaries of Mr. Fraser, Mr. Tattory and Dr. Simonson were increased to $440,274, $327,926 and $349,247 respectively. Each executive has a target annual bonus (“Annual Bonus Amount”), which is awarded at the discretion of the Compensation Committee and expressed as a percent of base salary. Mr. Fraser’s Annual Bonus Amount is 50% of his base salary and Mr. Tattory’s and Dr. Simonson’s is 30% of their respective base salaries.

●

Under the Executive Agreements, upon termination by us without Cause or by the executive for Good Reason (in each case as defined therein), in addition to any amounts or benefits that are due under any of our vested plans or other policy, and on the condition that the executive enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, each executive will be entitled to: (i) a pro rata bonus equal to a percentage of the executive’s Annual Bonus Amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, and further prorated for the number of days the executive was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination; (ii) a severance amount equal to the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in equal installments from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”); and (iii) all vested stock options, restricted stock grants and other similar equity awards held by the executive (“Executive Equity Awards”) shall continue to be exercisable during the Severance Period. In addition, during the Severance Period, if the executive elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), we will continue to pay our costs of the executive’s and his or her dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase medical and dental coverage substantially equivalent to that which the executive and his dependents were receiving immediately prior to the date of termination and that is available to comparable active employees, reduced by the amount that would be paid by comparable active employees for such coverage under our plans, and provided further, that our obligation to provide benefits will cease or be reduced to the extent that a subsequent employer provides substantially similar coverage. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach.

●

Upon termination in connection with a Change of Control (as defined in the Executive Agreements), in addition to the benefits that arise upon a Change of Control (discussed below) and any benefits that are due to an executive under any vested plans or other policies, the executive shall be entitled to: (i) a pro rata bonus equal to the executive’s Annual Bonus Amount and prorated for the number of days the executive was employed in the year of termination, payable in a lump sum within 10 days after the date of termination; (ii) a severance amount equal to 1.5 times the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in a lump sum within 10 days after the date of termination except in certain circumstances; and (iii) all Executive Equity Awards shall accelerate and become fully vested and any restrictions under restricted stock agreements will be lifted. In addition, if the executive elects to continue medical benefits through COBRA, for a period of 18 months, we will continue to pay our costs of the executive’s benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase coverage that is substantially equivalent to the coverage available to comparable active employees on the date of termination, reduced by the amount that would be paid by comparable active employees, provided that our obligation to provide benefits shall cease or be reduced to the extent that a subsequent employer provides substantially similar coverage. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach. If the foregoing payments shall be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, they will automatically be reduced to the extent and in the manner provided in the Executive Agreements.

●

Upon a Change of Control, for a period of 24 months after the date of the Change of Control, and provided that the executive is employed on the last day of a fiscal year ending in that period, the executive will be entitled to an annual bonus at least equal to such executive’s Annual Bonus Amount, payable no later than March 15 in the next succeeding fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table shows the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2017. To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Option Awards – Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options,” “Stock Awards: Number of Shares or Units of Stock That Have Not Vested,” and “– Market Value of Shares or Units of Stock That Have Not Vested.”

	Option Awards						Stock Awards Equity Incentive Plan Awards
	No. of Securities		No. of Securities				No. of Unearned		Market or Payout Value of Unearned
Named	Underlying		Underlying		Option	Option	Shares, Units or		Shares, Units or
Executive	Unexercised Options		Unexercised Options		Exercise	Expiration	Other Rights That		Other Rights That
Officer	-Exercisable		-Unexercisable		Price ($)	Date	Have Not Vested		Have Not Vested

Craig Fraser	3,414	(1)	6,829	(1)	$46.60	02/02/26	98,810	(6)	$427,450
	667	(2)	1,333	(2)	35.40	07/28/26
			5,000	(3)	24.60	03/01/27

Steven G. Simonson, M.D.	429				476.00	05/19/24	47,028	(6)	$203,444
	655	(4)	327	(4)	327.60	03/27/25
	595	(5)	1,190	(5)	46.60	02/02/26
	417	(2)	833	(2)	35.40	07/28/26
			2,750	(3)	24.60	03/01/27

John A. Tattory	18				7,560.00	01/28/18	44,157	(6)	$191,024
	12				8,106.00	09/16/18
	5				5,082.00	12/12/18
	268				512.40	10/07/21
	143				758.80	05/04/22
	286				660.80	03/26/23
	321				722.40	03/06/24
	357	(4)	179	(4)	327.60	03/27/25
	387	(5)	774	(5)	46.60	02/02/26
	417	(2)	833	(2)	35.40	07/28/26
			2,750	(3)	24.60	03/01/27

(1)

In connection with the hiring of Mr. Fraser on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 10,243 shares of our Common Stock, representing 2.5% of our outstanding shares.  These options vest and become exercisable in three equal installments on the first three anniversaries of the date of grant on February 2, 2017, February 2, 2018 and February 2, 2019.  These options expire on the tenth anniversary of the date of grant.

(2)

These options vest and become exercisable in three equal installments on the first three anniversaries of the date of grant on July 28, 2017, July 28, 2018 and July 28, 2019.  These options expire on the tenth anniversary of the date of grant.

(3)

These options vest and become exercisable in three equal installments on the first three anniversaries of the date of grant on March 1, 2018, March 1, 2019 and March 1, 2020.  These options expire on the tenth anniversary of the date of grant.

(4)

These options vest and become exercisable in three equal installments on the first three anniversaries of the date of grant on March 27, 2016, March 27, 2017 and March 27, 2018.  These options expire on the tenth anniversary of the date of grant.

(5)

These options vest and become exercisable in three equal installments on the first three anniversaries of the date of grant on February 2, 2017, February 2, 2018 and February 2, 2019.  These options expire on the tenth anniversary of the date of grant.

(6)

The 2017 Restricted Stock Units initially vested in two equal tranches on March 15, 2018 and March 15, 2019.  Each Named Executive Officer agreed on three occasions to amend such executive’s  2017 Restricted Stock Unit agreement (“RSU Amendment”) to (i) change the initial vesting date from March 15, 2018 ultimately to December 28, 2018 and, (ii) effective March 15, 2018, cause the initial tranche of the 2017 Restricted Stock Units to become non-forfeitable in the event of termination of employment of the executive for other than cause (as defined in such executive’s employment agreement).

Retirement Benefits

During 2017, none of our Named Executive Officers participated in any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, other than our 401(k) savings plan (“401(k) Plan”). Under the 401(k) Plan, eligible employees (as defined in the 401(k) Plan) may elect to make pre-tax deferrals or Roth deferrals up to the maximum amount allowed by law (which was limited for this purpose in 2017 to $18,000). The 401(k) Plan also permits (i) rollover contributions and (ii) catch up contributions by employees age 50 and over (which was limited for this purpose in 2017 to $6,000). Under the 401(k), we historically have made employer matching contributions on a quarterly basis by matching employee regular and catch-up contributions with shares of our Common Stock determined by reference to the lower of (i) the average closing price of shares of our Common Stock on all trading days in the applicable quarter, or (ii) the closing price of our Common Stock on the last trading day of the quarter. However, based on management’s recommendation following a review of our Common Stock share price and average daily trading volume, the Compensation Committee determined to cease the share match in the second half of 2017 and authorized a company match in cash, subject to there being sufficient cash resources as determined in the sole discretion of the Compensation Committee at any time, in an amount equal to 50% of each eligible dollar participants contribute to the Plan based on contributions of up to 6% of the participant’s base salary. With limited available cash resources through 2017 and 2018, no matches were initiated. We plan to commence this practice during the 2019 Plan year when, and if, such cash resources become available.

Participant contributions are fully vested when made. Employer contributions generally vest in full over the first three years of service (as defined in the 401(k) Plan), with 34% vesting upon the anniversary of the first year of service, 33% vesting upon the anniversary of the second year of service, and 33% vesting upon the anniversary of the third year of service. A participant may not dispose of any shares of our Common Stock representing the employer contribution until all shares are fully vested at the end of the third year of service. The 401(k) Plan does not permit the acquisition or holding of employer securities, other than the shares of our Common Stock credited to participant accounts to satisfy the employer match. The 401(k) Plan contains standard provisions covering breaks in service, payment of expenses out of plan assets, hardship distributions, and distributions upon termination of employment, including retirement.

The 401(k) Plan is intended to be a qualified plan under the rules and regulations of the Internal Revenue Service. We act as Plan Administrator; the trustee and custodian of plan assets is The Charles Schwab Trust Company and the third-party administrator is Sentinel Benefits & Financial Group. As Plan Administrator, and with the assistance of Sentinel Benefits & Financial Group, we periodically assess the list of funds that will be made available to participants, who then direct the investment of their participant account balances among those funds. In addition, participants may elect to place their entire plan assets (other than shares of our Common Stock from the employer match that are not vested) in a self-directed brokerage account with Charles Schwab & Co., Inc.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table describes as of December 31, 2017 the number of shares of our Common Stock issuable upon exercise of outstanding options. Except as described in footnote 3 to the table, there are no equity incentive plans not approved by security holders (other than our 401(k) Plan under which the Company match was effected in shares of our Common Stock into the second half of 2017), that line of the table has been omitted.

	Number of Securities to		Number of Securities Remaining
	be Issued Upon	Weighted-Average	Available for Future Issuance
	Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders

2011 Long-Term Incentive Plan	263,215	$44.85	1,622,900

2007 Long-Term Incentive Plan (1)	343	$6,466.84	-

Equity compensation plans not approved by security holders

Inducement Grant (2)	10,243	$46.60	-

Total	273,801	$53.20	1,622,900

(1)

The 2007 Plan terminated on the effective date of the 2011 Plan. All shares that were available under the 2007 Plan, including any that are expired forfeited or otherwise returnable to the 2007 Plan are transferred to and become available for grant under the 2011 Plan. All awards granted under the 2007 Plan continue to be governed by the terms of the 2007 Plan and the award agreements.

(2)

In connection with the hiring of Mr. Fraser on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 10,243 shares of our Common Stock, representing 2.5% of our outstanding shares.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation for his services. Directors who are also employees are not compensated separately for serving on the Board or any of its committees. On June 9, 2015, the Compensation Committee and Board approved cash compensation for non-employee directors as follows: (i) $8,750 per quarter for all directors other than the Chairman of the Board, and $15,000 per quarter for the Chairman of the Board; (ii) $3,750 per quarter for the director who served as Chairman of the Audit Committee; (iii) $2,500 per quarter for the director who served as Chairman of the Compensation Committee; (iv) $1,875 per quarter for the director who served as Chairman of the Nomination and Governance Committee; (v) $1,750 per quarter for each director who served as a non-Chairman member of the Audit Committee; (vi) $1,250 per quarter for each director who served as a non-Chairman member of the Compensation Committee; and (vii) $1,000 per quarter for each director who served as a non-Chairman member of the Nomination and Governance Committee. In addition, to better align the interests of our Board with our stockholders, the Compensation Committee considers and recommends to the Board long-term equity compensation. On August 4, 2016, in addition to approving retainers for the following year in the amounts authorized under the June 9, 2015 resolutions, the Compensation Committee approved an award to each non-employee director of options to purchase our Common Stock and restricted stock units as set forth in the table below. These awards, which were issued pursuant to our 2011 Plan, were approved after due consideration of the practices of other similarly situated biotechnology companies in providing equity compensation to their non-employee directors. The foregoing annual compensation amounts and equity awards will remain in effect until superseded. The Compensation Committee plans to conduct a review of peer company director compensation practices periodically, including before considering changes to our director compensation policy and amounts in the future.

The following chart summarizes the cash and non-cash compensation earned or paid to our non-employee directors during the year ended December 31, 2017. To improve readability, the following columns have been removed from the table, as there is no reportable information with respect to these items: “Non-Equity Incentive Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

	Fees Earned
	or Paid in	Stock	Option
Name	Cash *	Awards (1)	Awards (2)	Total

John R. Leone	$69,000	$-	$-	$69,000
Joseph M. Mahady	52,000	-	-	52,000
Bruce A. Peacock	59,000	-	-	59,000
Marvin E. Rosenthal, Ph.D.	49,500	-	-	49,500

(1)	No stock awards were granted to directors in 2017.

(2)	No stock options were awarded to directors in 2017.

*

Due to cash resource constraints, we suspended payments of director fees in mid-2017. We plan to pay the accrued but unpaid director fees when cash resources become available. The amounts related to 2017 that are payable to our directors as at December 31, 2017 are: Mr. Leone – $34,500, Mr. Mahady – $26,000, Mr. Peacock – $29,500, and Dr. Rosenthale – $24,750.

In addition to the items included in the foregoing chart, directors are entitled to reimbursements for their travel, lodging and other expenses incurred in connection with attendance at meetings of the Board, Board committee meetings and related activities.

Pursuant to our charter documents, we indemnify our directors to the maximum extent permissible under the General Corporation Law of the State of Delaware. In addition, we have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of ours, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and our By-Laws. These agreements were updated and re-executed in January 2016.

ADDITIONAL INFORMATION

Where You May Find Additional Information

We file annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at 2600 Kelly Road, Suite 100 Warrington, Pennsylvania 18976-3622 or by telephoning us at (215) 488-9300.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

 For this Information Statement, a number of brokers with account holders who are stockholders of ours will be householding our Information Statement and the documents incorporated by reference that we are furnishing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from our company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

 If at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, or if you currently receive multiple copies of the Information Statement at your address and would like to request householding of our communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should contact us in writing at 2600 Kelly Road, Suite 100 Warrington, Pennsylvania 18976-3622 or by telephoning us at (215) 488-9300.

APPENDIX I

WINDTREE THERAPEUTICS, INC.

2011 LONG-TERM INCENTIVE PLAN (AS AMENDED)

SECTION 1. PURPOSE

The purposes of this 2011 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees, Directors and Consultants of Windtree Therapeutics, Inc. (together with any successor thereto, the “Company”) and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. This Plan shall be effective on the Effective Date (as defined in Section 16 below).

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or cash granted under the Plan.

(b)

“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)

“Cause”, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)	willful misconduct or gross negligence in the performance of such person’s duties;

(ii)

willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)

fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

(e)

“Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean either a “Change in Control” as defined in subsection (e)(i) or a “409A Change in Control” as defined in subsection (e)(ii), as specified in the applicable Award Agreement. If no definition is specified, the term shall mean a 409A Change in Control.

(i)	A “Change in Control” shall mean the occurrence of any of the following events:

(A)

the acquisition, directly or indirectly by any Person (other than the Company, any trustee or other fiduciary under an employee benefit plan of the Company, or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(B)

a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of Incumbent Members, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by not less than two-thirds of the members of the Board who then comprised the Incumbent Directors;

(C)

the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity; or

(D)

a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(ii)	“409A Change in Control” shall mean the occurrence of any of the following events:

(A)

any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Grantee’s Employer (as defined below) by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Grantee’s Employer’s then outstanding voting securities;

(B)

the majority of members of the Board of the Grantee’s Employer is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Grantee’s Employer before the date of the appointment;

(C)

there is consummated a merger or consolidation of the Grantee’s Employer or any subsidiary thereof with any other corporation or other entity, resulting in a change described in clauses (A), (B), (D), or (E) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Grantee’s Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Grantee’s Employer or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Grantee’s Employer (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Grantee’s Employer (not including any securities acquired directly from the Company or its Affiliates);

(D)

a liquidation of the Grantee’s Employer involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Grantee’s Employer immediately before the liquidation; or

(E)

the sale or disposition by the Grantee’s Employer or any direct or indirect subsidiary of the Grantee’s Employer to any Person (other than any Subsidiary) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Grantee’s Employer and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or the Grantee’s Employer or any direct or indirect subsidiary of either to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company or the Grantee’s Employer in substantially the same proportions as their beneficial ownership of the Company or the Grantee’s Employer immediately prior to such sale.

For purposes of this subsection 2(e)(ii), “Grantee’s Employer” shall mean (1) the corporation for which the Grantee directly provides services or (2) the corporation that is liable for payments of deferred compensation to Grantee (if any) hereunder, or (3) a corporation that is a majority shareholder of either such corporation, or any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending with the corporation described in (A) or (B).

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)

“Committee” shall mean a committee of the Board, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two Directors. Each member of the Committee shall qualify as an “outside director” as defined under Section 162(m) of the Code and the regulations promulgated thereunder and as a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act, and shall satisfy any other requirements designated by the Board. To the extent the Committee has delegated authority (including as described in Section 3(b)) the term “Committee” shall refer to such delegate.

(h)

“Consultant” shall mean any person, including a Director, who is not an Employee and who is engaged by the Company or any Subsidiary thereof, to render services to or for the benefit of the Company or any Subsidiary and is compensated for such services.

(i)	“Director” shall mean a member of the Board.

(j)

“Disability” for each respective Participant shall have the meaning set forth in the Participant’s employment agreement, Award Agreement or other similar agreement with the Company; provided, that if such term is not defined in any such agreement to which the Participant is a party or if Participant is not a party to any such agreement, then “Disability” shall mean (i) with respect to any ISO, a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, and (ii) with respect to any deferred compensation subject to Code Section 409A such term as defined in Treasury Regulation Section 1.409A-3(i)(4)(i)(A) or (B) or 1.409A-3(i)(4)(iii), or (iii) for any other purpose, “disability” as defined in the Company’s long term disability program applicable to the Grantee (or that would be applicable to the Grantee if the Grantee elected coverage).

(k)	“Dividend Equivalent” shall mean any right granted under Section 10 of the Plan.

(l)	“Eligible Person” shall mean an Employee, Director or Consultant.

(m)

“Employee” shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance. For purposes of the Plan, the payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of the Director by the Company.

(n)

“Fair Market Value” of a Share on any date of reference shall be determined by the Committee, in its sole discretion, and may be different for different purposes. For this purpose, the Fair Market Value of a Share on any trading day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the price of the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or shall be determined by any other reasonable method using actual transactions in the Shares as reported on such market. The determination of fair market value for purposes of setting the exercise price or strike price of an award also may be determined using an average selling price during a specified period that is written 30 days before or 30 days after the applicable valuation date, provided the Committee irrevocably commits to grant the Award with an exercise or strike price set using such an average selling price before the beginning of the specified period, or (ii) if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days. If the information set forth in clauses (i) and (ii) above is unavailable or inapplicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the value as determined by the Committee by the reasonable application of a reasonable valuation method.

(o)	“Incentive Stock Option” and “ISO” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(p)	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(r)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s)	“Other Stock-Based Award” shall mean any right granted under Section 11 of the Plan.

(t)	“Participant” shall mean an Eligible Person granted an Award under the Plan.

(u)	“Performance Award” shall mean any right granted under Section 9 of the Plan.

(v)

“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(w)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(x)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(y)

“Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: achieving specified milestones in the discovery and development, commercialization or manufacturing of one or more of the Company product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(z)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa)	“Restricted Stock” shall mean any award of Shares granted under Section 8 of the Plan.

(bb)	“Restricted Stock Unit” shall mean any right granted under Section 8 of the Plan that is denominated in Shares.

(cc)

“Shares” shall mean the common shares of the Company par value $0.001 per share, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(dd)	“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(ee)	“Subsidiary” shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

(ff)	“2007 Plan” shall mean the Company’s 2007 Long-Term Incentive Plan as amended from time to time.

SECTION 3. ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants and grant Awards under the Plan;

(ii)	determine the size and type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award, and to prescribe Award Agreements evidencing or setting terms thereof, which need not be the same for each Participant;

(v)

determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)

determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Subsidiary. Subject to the requirements of applicable law and regulations, actions of the Committee may be taken by:

(i)	a subcommittee, designated in writing by the Committee;

(ii)

the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iii)

one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers, to whom authority to perform such functions as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law and the Company’s bylaws, have been delegated and whose authority is subject to such terms and limitations set forth by the Committee in writing, and whose authority shall not extend to any matter relating to Participants who are officers or directors of the Company for purposes of Section 16 of the 1934 Act.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a)	Shares Available.

(i)

Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) six million, one hundred five thousand, four hundred eighty-six (6,105,486) shares, plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan; plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.

(ii)

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award. Shares subject to an Award or an award under the 2007 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of Shares subject to such Award to the Participant will again be available for Awards. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(a)(ii) shall apply to the number of Shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because Shares will count against the number reserved upon delivery (or later vesting) and subject to these share counting rules, the Committee may determine that Awards may be outstanding that relate to more Shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of Shares in excess of the number then available under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Shares or treasury Shares at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

(iii)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(iv)	Upon the Effective Date, no further Awards shall be granted under the 2007 Plan.

(b)	Adjustments.

(i)

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Sections 14(e), (f), and (g);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards;

provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)

In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)

The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(c)

Prior Plans. Except as otherwise provided herein, (i) any award made under the Company’s Amended and Restated 1998 Stock Incentive Plan, as amended before the expiration of such plan, shall continue to be subject to the terms and conditions of such plan and the applicable award agreement, and (ii) any award made under the 2007 Plan before the Effective Date shall continue to be subject to the terms and conditions of the 2007 Plan and the applicable award agreement.

SECTION 5. ELIGIBILITY

Any Eligible Person shall be eligible to be designated a Participant.

SECTION 6. OPTIONS

The Committee is authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee no later than the date of grant of such Option; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(b)	Option Term. The term of each Option shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from its date of grant.

(c)

Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which (including based on achievement of performance goals and/or future service requirements) an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares (including Shares deliverable on exercise), other Awards, or other property that does not have a deferral feature, (including through “net exercise” or “cashless exercise” arrangements to the extent permitted by applicable law), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made, and the method or forms in which Shares will be delivered or deemed delivered in satisfaction of Options. In addition, the Committee may allow a Participant to exercise any Option by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell Shares and deliver the sale proceeds directly to the Company to the extent required to pay the Option exercise price.

(d)

Incentive Stock Options. Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary may be granted Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. In addition, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

SECTION 7. STOCK APPRECIATION RIGHTS

The Committee is authorized to grant Stock Appreciation Rights to Eligible Persons. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(a)

Grant Price. The grant price of any Stock Appreciation Right shall be determined by the Committee no later than the date of grant, provided, however, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, and if a Stock Appreciation Right is granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(b)	Term. The term of each Stock Appreciation Right shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from the date of grant.

(c)

Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of performance goals and/or future service requirements, and the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Shares or other property) and the methods or forms in which Shares will be delivered or deemed to be delivered, and whether or not a Stock Appreciation Right shall be freestanding or in tandem or combination with any other Award).

SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)	Grant. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons.

(b)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock or Restricted Stock Unit promptly after such restrictions have lapsed.

(c)

Registration. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)

Consideration. A Participant shall pay such consideration for Restricted Stock as the Committee may require; provided that the minimum consideration for shares of Restricted Stock (other than treasury shares) shall be the par value of such Shares.

(e)

Forfeiture. Upon termination of service during the applicable restriction period, except as set forth herein or in the applicable Award Agreement or as otherwise determined by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall automatically be forfeited and reacquired for no additional consideration by the Company.

(f)

Dividend Equivalents. Unless otherwise determined by the Committee, and subject to Section 10, Dividend Equivalents on Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Restricted Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, and shall be paid when the Restricted Stock Units to which they relate are settled. Notwithstanding the foregoing, Dividend Equivalents (whether in the form of Restricted Stock Units or otherwise) on Restricted Stock Units that are contingent on satisfying performance criteria shall be forfeited if the Restricted Stock Units to which they relate are forfeited or otherwise not earned. Unless otherwise determined by the Committee, cash, Shares or other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock and Restricted Stock Units with respect to which such Shares or other property has been distributed.

SECTION 9. PERFORMANCE AWARDS

The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Performance Awards may be made in cash. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(b)

shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

SECTION 10. DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

SECTION 11. OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 11 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 12. TERMINATION OF EMPLOYMENT OR SERVICE

(a)

For Cause. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service is terminated for Cause (i) the Participant’s Restricted Stock or Restricted Stock Units that are then forfeitable shall thereupon be forfeited, and (ii) any unexercised Option, Stock Appreciation Right, Performance Award, Other Stock-Based Award or cash Award shall terminate effective immediately upon such termination of employment or service.

(b)

On Account of Death. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of death (or if a Participant dies within ninety (90) days following termination of employment due to Disability), then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the term of such Award) after the death of the Participant by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(c)	On Account of Disability. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service (but only during the term of such Award) by the Participant, or by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(d)

Any Other Reason. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates for any reason other than for Cause, death, or Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units, to the extent forfeitable on the date of the Participant’s termination of employment or service, shall be forfeited on such date;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable immediately before the Participant’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the term of such Award); and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(e)

Repurchase Rights. Except as otherwise provided by the Committee in an Award Agreement, if at any time a Participant’s employment or service with the Company is terminated for Cause or a Participant breaches any post-termination covenants set forth in any written agreement between the Participant and the Company, the Company may, in its discretion, for a period of one year after the termination for Cause or the actual discovery by the Company of the breach, as applicable, and upon 10 (ten) days’ notice to the Participant, (i) repurchase all or any portion of any Shares acquired by the Participant upon the Participant’s exercise of an Award, and/or (ii) require any such Participant to repay to the Company the amount of any profits derived by such Participant upon the sale or other disposition of any Shares underlying an Award during the preceding three years. The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Section 12(e) shall be the lesser of the price paid to acquire such Share and the Fair Market Value thereof on the date of such purchase by the Company.

SECTION 13. CHANGE IN CONTROL

Except as otherwise expressly provided in a Participant’s employment or consulting agreement, Award Agreement, or other applicable agreement:

(a)

In the event of any Change in Control, the vesting of each outstanding Option and Stock Appreciation Right shall automatically accelerate so that each such Option and Stock Appreciation Right shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of Shares at the time subject to such Option or Stock Appreciation Right and may be exercised for any or all of those Shares as fully-vested Shares. However, an outstanding Option or Stock Appreciation Right shall not so accelerate if and to the extent: (i) such Option or Stock Appreciation Right is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof) or stock appreciation right, (ii) such Option or Stock Appreciation Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares or Stock Appreciation Right at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option or Stock Appreciation Right or (iii) the acceleration of such Option or Stock Appreciation Right is subject to other limitations under the applicable Award Agreement. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b)

All outstanding restrictions with respect to any Restricted Stock or Restricted Stock Units shall also terminate automatically, and the Shares subject to those restrictions shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed under the applicable Award Agreement or would trigger additional taxes under Section 409A of the Code.

(c)

The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards upon the occurrence of a Change in Control, whether or not those Awards are to be assumed or replaced in the Change in Control.

(d)

The outstanding Options or other Awards shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 14. GENERAL

(a)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)

Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(d)

Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(e)

Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any year to an individual Participant shall not exceed 1,500,000 Shares, subject to adjustment as provided in Section 4(b).

(f)

Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any year to an individual Participant shall not exceed 750,000 Shares, subject to adjustment as provided in Section 4(b).

(g)

Per-Person Limit on Performance-Based Awards. Subject to Section 4, the aggregate number of Shares subject to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) granted during any calendar year to any one Eligible Person (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three (3) million Shares. The maximum amount payable as a cash Award for any performance period to an Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be five (5) million dollars per calendar year. In the case of an award with a multi-year performance period, these limits shall apply to each calendar year (or portion thereof) in the performance period. The limitation on cash Awards is separate from and not affected by the limitation on Awards denominated in Shares.

(h)

Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(i)

Share Certificates. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j)

No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(k)	Tax Provisions.

(i)

Withholding. The Company and any Subsidiary is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award, any payment relating to an Award, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or a Subsidiary’s) withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee is specifically authorized to allow Participants to satisfy withholding tax amounts by electing to have the Company (or a Subsidiary) withhold from the Shares to be delivered upon exercise of an Option or vesting or settlement of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.

(ii)

Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)

Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(iv)

Payment of Tax Amount. Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that part or all of an Award that has not been settled is nevertheless required to be included in the Participant’s gross income for federal income tax purposes, then an amount necessary to pay applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee. A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Award or portion thereof to be included in gross income, which is not appealable or which the Participant does not appeal within the time prescribed for appeals.

(v)

Construction in Compliance with Code Section 409A. The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A. The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(vi)

“Termination of service,” “resignation” or words of similar import, as used in this Plan shall mean, with respect to any payments of deferred compensation subject to Section 409A of the Code, the Participant’s “separation from service” as defined in Section 409A of the Code. For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Participant reasonably anticipate that the level of bona fide services the Participant would perform after the date (whether as an employee or independent contractor) would permanently decrease to a level that, based on the facts and circumstances would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The bona fide services taken into account for purposes of determining whether there has been a separation from service shall be services performed for the Company and any person or entity that would be considered a single employer with the Company under Section 414(b) or 414(c) of the code; provided that, in applying Section 1563(a)(1), (2), and (3) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent;” and further provided that “at least 20 percent” shall be used instead of “at least 50 percent” where based on legitimate business criteria.

(vii)

Six-Month Delay. Any distribution or settlement of an Award triggered by the separation from service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date. The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s separation from service.

(l)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(m)

No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(n)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of laws.

(o)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(p)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(q)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(r)

Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(s)

No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(t)

Compliance With Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(ii)

completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 15. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareholder approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)

except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)

Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. Except for amendments authorized under Section 13, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 16. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

SECTION 17. TERM OF THE PLAN

Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan. No incentive stock option shall be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.